UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006 (March 9, 2006)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

(303) 426-6262

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under the caption “Appointment of Paul L. Berns” in Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Paul L. Berns

                On March 9, 2006, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) elected Paul L. Berns, 39, as a director of the Company and appointed Mr. Berns to serve as the Company’s President and Chief Executive Officer.

                Most recently, from June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005.  From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company.  He served as Vice President, Marketing of BASF Pharmaceuticals-Knoll, a pharmaceutical company, from 2000 to 2001.  From 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company.  Mr. Berns is a director of Xenoport, Inc.  Mr. Berns received his B.S. from the University of Wisconsin.

                In connection with Mr. Berns’ appointment, Mr. Berns and the Company entered into an employment agreement dated March 9, 2006 (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                Pursuant to the Employment Agreement, Mr. Berns earns an annual base salary of $450,000, which amount may be increased annually at the discretion of the Board.  Mr. Berns is also eligible for an annual discretionary bonus, with a target bonus equal to 50% of his annual base salary.  In 2006, Mr. Berns is guaranteed an annual bonus equal to $225,000, pro rated based on the number of days that Mr. Berns is employed by the Company during 2006.

                In addition, pursuant to the Employment Agreement, on March 9, 2006, the Company granted Mr. Berns options to purchase 700,000 shares of common stock under the Company’s 2000 Stock Incentive Compensation Plan, as amended (a copy of which is filed as Exhibit 10.10 to the Company’s Annual Report on 10-K for the year ended December 31, 2005 and incorporated herein by reference) (the “2000 Plan”).  Mr. Berns’ options have an exercise price of $3.14 per share, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq National Market), and are non-qualified options for tax purposes.  The options have a ten year term, and vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years, subject to Mr. Berns’ continued employment with the Company through such vesting dates.  The stock option letter agreement relating to Mr. Berns’ options conforms to the Company’s standard form of Nonqualified Stock Option Letter Agreement under the 2000 Plan (a copy of which is filed as Exhibit 10.10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

                Also pursuant to the Employment Agreement, on March 9, 2006, the Company granted Mr. Berns 300,000 shares of restricted stock of the Company (the “Restricted Stock”).  The Restricted Stock vests over a four-year period, with 25% of the Restricted Stock vesting on each of the first four anniversaries of the date of grant, subject to Mr. Berns’ continued employment with the Company through such vesting dates.  The foregoing description of the Restricted Stock is qualified in its entirety by reference to the restricted stock award agreement dated March 9, 2006 between the Company and Mr. Berns (the “Restricted Stock Agreement”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

                The Employment Agreement provides that Mr. Berns will relocate to Colorado and the Company will reimburse him for (i) customary closing costs related to the sale of his current residence and the purchase of a new residence in Colorado, (ii) customary moving expenses, (iii) customary and reasonable commuting and temporary living expenses for up to six months following the commencement of his employment with the Company, and (iv) any taxes associated with such reimbursements.

                The Employment Agreement provides that Mr. Berns’ employment with the Company is at-will and may be terminated by Mr. Berns or the Company at any time.  However, if the Company terminates Mr. Berns’ employment without “cause” (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), other than pursuant to a “change in control” (as defined in the Employment Agreement), provided that Mr. Berns executes a general release in favor of the Company, Mr. Berns will be entitled to (a) payment of any accrued but unused vacation and sick leave, (b) an amount equal to his target bonus for the year in which the termination occurs, pro rated through the date of termination, (c) an amount equal to 1.5 times his base salary payable monthly over 18 months following the date of termination, (d) an amount equal to 1.5 times his annual bonus for the year preceding the year of such termination, (e) have his vested options and Restricted Stock granted pursuant to the Employment Agreement treated in accordance with the terms of the Plan and the Restricted Stock Agreement, respectively, (f) payment of premiums for his group health insurance COBRA continuation coverage for up to twelve months after the date of termination, and (g) outplacement assistance for up to twelve months with an aggregate cost of up to $15,000.

                The Employment Agreement also provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Berns’ employment without cause or if he resigns for good reason within one month prior to or two years following the effective date of a change in control, provided that Mr. Berns executes a general release in favor of the Company, he will be entitled to (a) payment of any accrued but unused vacation and sick leave, (b) an amount equal to his target bonus for the year in which the termination occurs, pro rated through the date of termination, (c) a lump-sum cash payment in an amount equal to (i) two (2) times his highest annual base salary in effect during the 12-months prior to such termination, plus (ii) two (2) times his highest annual bonus paid or payable in respect of the five (5) years preceding the year of such change in control, (d) immediate vesting of all outstanding options and Restricted Stock granted pursuant to the Employment Agreement and the extension of the option exercise period for 24 months, (e) continued coverage for 18 months under all policies of medical, accident, disability and life insurance for Mr. Berns and his dependents, and (f) outplacement assistance for up to twelve months with an aggregate cost of up to $15,000.

                The Employment Agreement also imposes on Mr. Berns certain confidentiality, non-compete and non-solicitation obligations (the “Restrictive Covenants”).  The non-compete and non-solicit obligations are in effect for the term of his employment and will continue for twelve months after a termination of his employment for any reason.  In the event that Mr. Berns violates the Restrictive Covenants or the terms of his proprietary information and inventions agreement with the Company, his right to any severance benefits that he would have otherwise been entitled to pursuant to the Employment Agreement will cease on the date of such violation.

                Pursuant to the Employment Agreement, in certain circumstances, Mr. Berns will also be entitled to a gross up payment for payments that result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

                In connection with  Mr. Berns’ appointment, Mr. Berns and the Company also entered into the Company’s standard form of indemnification agreement for officers and directors of the Company, which generally requires the Company to indemnify Mr. Berns against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s standard form of indemnification agreement is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Appointment of David C. Clark

                On March 9, 2006, the Board appointed David C. Clark, 37, to serve as the Company’s interim Principal Financial Officer until a permanent Chief Financial Officer is appointed.  Mr. Clark has served as the Company’s Corporate Controller and Treasurer since May 2004.  He has also served as the Company’s Assistant Secretary since October 2004, and served as Secretary from May 2004 to October 2004.  From March 2000 to October 2003, Mr. Clark held several positions at Seurat Company (formerly XOR Inc.), a web commerce and marketing solutions provider, serving most recently as Vice President of Finance and Chief Financial Officer.  From 1992 to March 2000, Mr. Clark worked in the audit practice of PricewaterhouseCoopers LLP.  Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

                Previously, in connection with Mr. Clark's initial appointment as an officer of the Company in May 2004, Mr. Clark and the Company entered into the Company’s standard form of indemnification agreement for officers and directors of the Company, which generally requires the Company to indemnify Mr. Clark against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s standard form of indemnification agreement is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Departure of Michael E. Hart

                On March 9, 2006, Michael E. Hart resigned from his positions as President, Chief Executive Officer and Chief Financial Officer of the Company.  In connection with Mr. Hart’s resignation, effective March 9, 2006, Mr. Hart and the Company entered into an amendment to Mr. Hart’s Separation Agreement with the Company dated March 3, 2006, pursuant to which the Company agreed to provide Mr. Hart with outplacement assistance for up to twelve months with an aggregate cost of up to $20,000.  The amendment to Mr. Hart’s Separation Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Retirement of Marvin E. Jaffe

                On March 11, 2006, Marvin E. Jaffe, M.D., a director of the Company, notified the Company of his intention to retire from the Board effective immediately prior to the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”), which is currently expected to be held in May 2006.  As a result, Dr. Jaffe does not intend to stand for re-election to the Board at the Annual Meeting.

Item 7.01  Regulation FD Disclosure.

                On March 10, 2006, the Company issued a press release announcing the election of Mr. Berns as a director of the Company and his appointment to serve as the Company’s President and Chief Executive Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated March 9, 2006 between Allos Therapeutics, Inc. and Paul L. Berns.

Exhibit 10.2	Restricted Stock Award Agreement dated March 9, 2006 between Allos Therapeutics, Inc. and Paul L. Berns.

Exhibit 10.3	First Amendment to Separation Agreement effective March 9, 2006 between Allos Therapeutics, Inc. and Michael E. Hart.

Exhibit 99.1	Press Release, dated March 10, 2006, entitled “Allos Therapeutics Appoints Paul L. Berns as President and CEO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2006	ALLOS THERAPEUTICS, INC. (Registrant)

	By:	/s/ Marc H. Graboyes
	Name	Marc H. Graboyes
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated March 9, 2006 between Allos Therapeutics, Inc. and Paul L. Berns.

Exhibit 10.2	Restricted Stock Award Agreement dated March 9, 2006 between Allos Therapeutics, Inc. and Paul L. Berns.

Exhibit 10.3	First Amendment to Separation Agreement effective March 9, 2006 between Allos Therapeutics, Inc. and Michael E. Hart.

Exhibit 99.1	Press Release, dated March 10, 2006, entitled “Allos Therapeutics Appoints Paul L. Berns as President and CEO.”